SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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ACTUATE CORPORATION

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ACTUATE CORPORATION
701 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2002

To our Stockholders:

The Annual Meeting of Stockholders of Actuate Corporation will be held at Actuate’s corporate headquarters, located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 29, 2002, at 9:00 a.m. for the following purposes:

1.    To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP, Independent Auditors as Actuate’s independent public accountants for the fiscal year ending December 31, 2002; and

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 5, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Actuate’s headquarters located at 701 Gateway Boulevard, South San Francisco, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order Of The Board Of Directors,
Nicolas C. Nierenberg Chairman of the Board and Chief Architect

South San Francisco, California
April 19, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

ACTUATE CORPORATION
701 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2002

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Actuate Corporation, a Delaware corporation (“Actuate”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Actuate’s corporate headquarters located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 29, 2002, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 19, 2002.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Actuate’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 5, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 60,580,574 shares of Common Stock outstanding. Each stockholder of record on April 5, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on April 5, 2002. All share numbers in this Proxy Statement (including the number of shares outstanding on the record date for the Annual Meeting) have been adjusted to reflect the two-for-one stock split effected by Actuate on December 2, 1999 (the “1999 Stock Split”) and the two-for-one stock split effected by Actuate on August 7, 2000 (the “2000 Stock Split”). Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

Actuate’s bylaws provide that the holders of a majority of Actuate’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six (6) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP, Independent Auditors as Actuate’s independent public accountants for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Actuate’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Actuate Corporation at Actuate’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

Actuate will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Actuate may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at Actuate’s request, Georgeson Shareholder (“GS”), a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services, but GS will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors who are being nominated for reelection to the Board of Directors (the “Nominees”), their ages as of April 1, 2002, their positions and offices held with Actuate and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Actuate to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Positions and Offices Held with Actuate
Nicolas C. Nierenberg	Chairman of the Board and Chief Architect
Peter I. Cittadini	Director, President and Chief Executive Officer
George B. Beitzel (1) (2) (3)	Director
Kenneth E. Marshall (1)	Director
Arthur C. Patterson (1)	Director
Steven D. Whiteman (1) (2) (3)	Director

Nicolas C. Nierenberg, 45, has been Chairman of the Board of Directors since he co-founded Actuate in November 1993 and became our Chief Architect in August 2000. Mr. Nierenberg was also Chief Executive Officer of Actuate from November 1993 until August 2000 and President from November 1993 until October 1998. Prior to founding Actuate, from April 1993 to November 1993, Mr. Nierenberg worked as a consultant for Accel Partners, a venture capital firm, evaluating investment opportunities in the enterprise software market. Mr. Nierenberg co-founded Unify Corporation, which develops and markets relational database development tools. Mr. Nierenberg held a number of positions at Unify including, Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Engineering and Chief Technical Officer. Mr. Nierenberg is currently a director for Vastera Inc., a publicly held e.Business solutions company, and privately held software companies Databeacon Inc. and Rapt Inc.

Peter I. Cittadini, 46, has been Chief Executive Officer of Actuate since August 2000 and has been the President of Actuate since October 1998. Mr. Cittadini was also Actuate’s Chief Operating Officer from October 1998 until August 2000 and served as Actuate’s Executive Vice President from January 1995 to October 1998. From 1992 to January 1995, Mr. Cittadini held a number of positions at Interleaf, Inc., an enterprise software publishing company, including Senior Vice President of Worldwide Operations responsible for worldwide sales, marketing, customer support and services. From 1985 to 1991, Mr. Cittadini held a number of positions at Oracle Corporation, including Vice President, Northeast Division. Mr. Cittadini currently serves as a director of Syncata, a privately held software consulting firm.

George B. Beitzel, 73, has been a director of Actuate since February 2000. From 1955 until his retirement in 1987, Mr. Beitzel held numerous positions at IBM, including serving as a senior vice president and as a member of the IBM Board of Directors and Corporate Office. During his career Mr. Beitzel has served as a director of a number of companies including Banker’s Trust, Datalogix, FlightSafety, Phillips Petroleum, Roadway Express, Rohm & Haas and Square D. Mr. Beitzel currently serves as director of Deutsche Bank Corporation, Bitstream, Computer Task Group and Gevity HR. Mr. Beitzel is also Chairman Emeritus of The Colonial Williamsburg Foundation and Chairman Emeritus of the Amherst Board of Trustees.

Kenneth E. Marshall, 49, has been a director of Actuate since January 2001. Mr. Marshall is Chairman of the Board of Directors and CEO of Extraprise, Inc., an international provider of integrated customer relationship management solutions, which he founded in April 1997. From November 1995 to November 1996, Mr. Marshall served as president and COO of Giga Information Group, an information technology advisory company. From January 1990 to November 1995, Mr. Marshall served as President and CEO of Object Design, Inc., an object-oriented database company. From March 1985 to December 1989, Mr. Marshall worked for Oracle Corporation, where he served as an Oracle group vice president and was the founder of Oracle’s consulting services business.

Arthur C. Patterson, 58, has been a director of Actuate since November 1993. Mr. Patterson is a general partner of Accel Partners, a venture capital firm, which he founded in 1983. Mr. Patterson currently serves as a director of Portal Software, Inc. and several privately held enterprise software and communications companies.

Steven D. Whiteman, 51, has been a director of Actuate since April 1998. Since June 2000, Mr. Whiteman has worked as an independent consultant. From May 1993 to June 2000, Mr. Whiteman worked for Viasoft, Inc., a publicly traded software application and services company, where he held a number of positions, including, President, Chairman of the Board, and Chief Executive Officer. Mr. Whiteman currently serves as a director of Unify Corporation, Intersource, and Netpro Computing.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2001, the Board of Directors held 6 meetings and acted by unanimous written consent 3 times. For the fiscal year, all of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The members of each of the committees of the Board of Directors is independent.

Messrs. Beitzel, Marshall, Patterson and Whiteman serve on the Audit Committee. The Audit Committee serves as an independent party to monitor Actuate’s financial reporting process, accounting practices and internal control systems and reviews and acts on various auditing and accounting matters, including the selection of Actuate’s auditors, the scope of the annual audits, fees to be paid to Actuate’s auditors and the performance of Actuate’s auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, which was published in the proxy statement for Actuate’s Annual Meeting held May 30, 2001. The Audit Committee met 6 times during the fiscal year ended December 31, 2001.

Messrs. Beitzel, and Whiteman serve on the Compensation Committee. The Compensation Committee reviews and sets the compensation for Actuate’s Chief Executive Officer and certain of its other executive officers which includes salary, cash bonuses, stock options and other forms of compensation. The Compensation Committee also overseas the administration of Actuate’s stock plans and approval of stock option awards. The Compensation Committee met 4 times during the fiscal year ended December 31, 2001.

Messrs. Beitzel and Whiteman serve on the Corporate Governance Committee. The Corporate Governance Committee is responsible for overseeing Actuate’s corporate governance policies and processes and evaluating and recommending qualified candidates to election to the Board of Directors. The Corporate Governance Committee met 2 times during the fiscal year ended December 31, 2001.

Compensation of Directors

During the fiscal year ended December 31, 2001, except for grants of stock options, Actuate’s directors did not receive compensation for services provided as a director or for committee participation or special assignments of the Board of Directors. Directors are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

Non-employee Board members are eligible for option grants pursuant to the provisions of the 1998 Non-Employee Directors Option Plan. Each individual who first joins the Board as a non-employee director, whether through election or appointment will receive at that time, an automatic option grant for 80,000 shares of Common Stock. With respect to the initial automatic option grant, the option will become exercisable as to 25% of the shares after one year of Board service and in the balance of the shares in a series of 36 equal monthly installments over the remaining period of optionee’s Board service. In addition, at each annual stockholders meeting, each non-employee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 10,000 shares of Common Stock, which will become fully exercisable on the first anniversary of such meeting. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. However, vesting will automatically accelerate in full upon (i) an acquisition of Actuate by merger, consolidation or asset sale, (ii) a tender offer for more than 50% of the outstanding voting stock or proxy contest for Board membership or (iii) the death or disability of the optionee while serving as a Board member.

All directors are eligible to receive options under the 1998 Equity Incentive Plan and directors who are also employees of Actuate are also eligible to participate in Actuate’s 1998 Employee Stock Purchase Plan.

Upon approval of the Compensation Committee and ratification by the Board of Directors, in April 2001 each non-employee director was granted an option to purchase 30,000 shares of Actuate’s Common Stock under the 1998 Equity Incentive Plan at an exercise price of $8.10 per share subject to a two year vesting schedule and in October 2001 each non-employee director was granted an option to purchase 15,000 shares of Actuate’s Common Stock under the 1998 Equity Incentive Plan at an exercise price of $3.75 per share subject to a four year vesting schedule. These options were made in order to assist in the retention of these directors. In connection with re-election to the Board, in May 2001 each non-employee director was granted an option to purchase 10,000 shares of Actuate’s Common Stock under the 1998 Non-Employee Directors Option Plan at an exercise price of $12.11 per share subject to a one year vesting schedule.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Actuate is asking the stockholders to ratify the appointment of Ernst & Young LLP as Actuate’s independent public accountants for the fiscal year ending December 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Actuate’s and its stockholders’ best interests.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Actuate’s consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in Actuate’s Quarterly Reports on Form 10-Q for fiscal 2001 were $265,300.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Ernst & Young LLP for financial information systems design and implementation fees for fiscal 2001.

All Other Fees

The aggregate fees billed to Actuate for all other professional services rendered by Ernst & Young LLP for fiscal 2001 were $172,100. Of these fees, $34,400 relate to audit related services (which generally include fees for accounting consultations, SEC Registration Statements and statutorily required audits in certain locations outside the United States where Actuate has operations), as well as $137,700 for tax compliance and tax consulting services.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by Actuate to be the beneficial owner of more than five percent of Actuate’s outstanding shares of Common Stock, (ii) each of Actuate’s directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Total
T. Rowe Price Associates, Inc. (2)	4,340,400	7.2%
100 East Pratt Street
Baltimore, MD 21202

Credit Suisse Asset Management, LLC (3)	3,683,279	6.1%
466 Lexington Avenue
New York, NY 10017

Franklin Resources, Inc. (4)	3,188,944	5.3%
777 Mariners Island Boulevard
San Mateo, CA 94404

RS Investment Management Co. LLC (5)	3,062,850	5.1%
388 Market Street
San Francisco, CA 94111

Nicolas C. Nierenberg (6)	3,816,208	6.2%
c/o Actuate Corporation
701 Gateway Boulevard
South San Francisco, CA 94404
Peter I. Cittadini (7)	2,040,878	3.3%
Daniel A. Gaudreau (8)	281,378	*
Hamid R. Bahadori (9)	842,102	1.4%
Ilene M. Vogt (10)	620,517	1.0%
George B. Beitzel (11)	83,333	*
Kenneth E. Marshall (12)	25,000	*
Arthur A. Patterson (13)	1,378,477	2.3%
Steven D. Whiteman (14)	140,000	*
All current directors and executive officers as a group (9 persons) (15)	9,433,120	14.7%

*	Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “Commission”). Beneficial ownership has been determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Applicable percentages are based on 60,451,465 shares outstanding on February 28, 2002, adjusted as required by rules promulgated by the Commission. Unless otherwise indicated, the business address of each beneficial owner listed is 701 Gateway Boulevard, South San Francisco, California, 94080.

(2)
Based on Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 2001. Of such shares, T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 911,300 shares.

(3)	Based on Schedule 13 G filed with the Securities and Exchange Commission for the year ended December 31, 2001.
(4)
Based on Schedule 13 G/A filed with the Securities and Exchange Commission for the year ended December 31, 2001. Of such shares, Franklin Advisors, Inc. has sole power to vote or direct the vote of 3,173,700 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding Common Stock of Franklin Resources, Inc. and may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of the shares reported herein by Franklin Resources, Inc.

(5)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2001. RS Investment Management Co. LLC has the shared power to vote 3,062,850 shares.
(6)	Includes options exercisable into 1,354,356 shares of Common Stock within 60 days of February 28, 2002.
(7)	Includes options exercisable into 1,043,701 shares of Common Stock within 60 days of February 28, 2002.
(8)	Includes options exercisable into 238,429 shares of Common Stock within 60 days of February 28, 2002.
(9)	Includes options exercisable into 792,777 shares of Common Stock within 60 days of February 28, 2002.
(10)	Includes options exercisable into 42,773 shares of Common Stock within 60 days of February 28, 2002.
(11)
Includes 15,000 shares held solely by Mr. Beitzel’s wife. Mr. Beitzel disclaims beneficial ownership in such shares. Also includes options exercisable into 53,333 shares of Common Stock within 60 days of February 28, 2002.

(12)	Includes options exercisable into 25,000 shares of Common Stock within 60 days of February 28, 2002.
(13)
Includes 2,987 shares held by Accel Partners & Co., Inc., 345,960 shares held by Ellmore C. Patterson Partners, and 358,000 shares held by ACP Family Partnership. Mr. Patterson, a director of Actuate, is a general partner of Accel Partners & Co., Inc., the sole general partner of Ellmore C. Patterson Partners and the sole general partner of ACP Family Partnership. Mr Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes options exercisable into 20,000 shares of Common Stock within 60 days of February 28, 2002.

(14)	Includes options exercisable into 140,000 shares of Common Stock within 60 days of February 28, 2002.
(15)	Includes options exercisable into 3,915,596 shares of Common Stock within 60 days of February 28, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of Actuate and persons who hold more than 10% of Actuate’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Actuate’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that Actuate received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, Actuate believes that, with the following exceptions, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers and directors. On one occasion, Mr. Gaudreau filed a late form 4 with the Securities and Exchange Commission, which reported 4 transactions. On one occasion, Ms. Vogt filed a late form 4 with the Securities and Exchange Commission, which reported 4 transactions.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Compensation

The following table sets forth information with respect to compensation for the three fiscal years ended December 31, 2001 paid by Actuate to Actuate’s Chief Executive Officer and Actuate’s four other highest paid executive officers whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the “named executive officers’’):

		Annual Compensation
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $		Long-Term Compensation Awards Number of Securities Underlying Options
Nicolas C. Nierenberg	2001	$300,000	$100,000	$18,000	(1)	418,813
Chairman of the Board and	2000	$200,000	$285,000	$18,000	(1)	637,626
Chief Architect	1999	$200,000	$100,000	0		—

Peter I. Cittadini	2001	$300,000	$100,000	$19,500	(2)	1,839,559
President and Chief	2000	$200,000	$400,000	$18,000	(1)	679,118
Executive Officer	1999	$200,000	$100,000	0		—

Daniel A. Gaudreau	2001	$200,000	$100,000	$18,000	(1)	581,465
Senior Vice President,	2000	$200,000	$170,000	$18,000	(1)	40,092
Finance and Administration and	1999	$200,000	$120,000	0		160,000
Chief Financial Officer

Hamid R. Bahadori	2001	$200,000	$47,500	$21,021	(3)	553,601
Senior Vice President,	2000	$200,000	$200,000	$22,981	(4)	40,156
Engineering	1999	$200,000	$120,000	0		160,000

Ilene M. Vogt	2001	$175,000	$93,868	$20,115	(5)	500,000
Senior Vice President,	2000	$150,000	$93,254	0		—
North American Operations	1999	$110,000	$143,867	0		120,000

(1)	Represents an automobile allowance.

(2)	Represents an $18,000 automobile allowance and $1,500 for financial planning services.

(3)	Represents an $18,000 automobile allowance and $3,021 for financial planning services.

(4)	Represents an $18,000 automobile allowance and $4,981 for financial planning services.

(5)	Represents an $18,000 automobile allowance and $2,115 for financial planning services.

The following table contains information concerning the stock option grants made to each of the named executive officers for 2001. No stock appreciation rights were granted to these individuals during such year.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (6)
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal 2000 (4)	Exercise Price Per Share (5)	Expiration Date	5%	10%
Nicolas C. Nierenberg	300,000	(1)	2.5%	$15.31	1/01/11	$2,888,513	$7,320,059
	18,813	(2)	0.2%	$8.10	4/16/11	$95,834	$242,863
	100,000	(1)	0.8%	$3.75	10/28/11	$235,835	$597,653

Peter I. Cittadini	300,000	(1)	2.5%	$15.31	1/01/11	$2,888,513	$7,320,059
	1,000,000	(3)	8.2%	$8.10	4/16/11	$5,094,046	$12,909,313
	39,559	(2)	0.3%	$8.10	4/16/11	$201,515	$510,680
	500,000	(1)	4.1%	$3.75	10/28/11	$1,179,177	$2,988,267

Daniel A. Gaudreau	261,387	(1)	2.1%	$15.31	1/01/11	$2,516,733	$6,377,984
	20,078	(2)	0.2%	$8.10	4/16/11	$102,278	$259,193
	300,000	(1)	2.5%	$3.75	10/28/11	$707,506	$1,792,960

Hamid R. Bahadori	233,523	(1)	1.9%	$15.31	1/01/11	$2,248,47	$5,698,007
	20,078	(2)	0.2%	$8.10	4/16/11	$102,278	$1,792,960
	300,000	(1)	2.5%	$3.75	10/28/11	$707,506	$1,792,960

Ilene M. Vogt	200,000	(1)	1.6%	$15.31	1/01/11	$1,925,67	$4,880,039
	300,000	(1)	2.5%	$3.75	10/28/11	$707,506	$1,792,960

(1)
Such options vest as follows: 1/4 of the shares vest on the first anniversary of the vesting commencement date and 1/48 of the shares vest on each monthly anniversary of the vesting commencement date thereafter. Each of the options has a ten year term, subject to earlier termination in the event of the optionee’s cessation of service with Actuate.

(2)
Such options vest as follows: Option becomes fully vested 6 months from vesting commencement date. Each of the options has a ten year term, subject to earlier termination in the event of the optionee’s cessation of service with Actuate.

(3)
Such options vest as follows: 1/3 of the shares vest on the first anniversary of the vesting commencement date and 1/36 of the shares vest on each monthly anniversary of the vesting commencement date thereafter. The option has a ten year term, subject to earlier termination in the event of the optionee’s cessation of service with Actuate

(4)	Based on an aggregate of 12,204,118 options granted to employees of Actuate during fiscal 2001.

(5)	The exercise price is equal to the closing price of Actuate’s Common Stock as reported on the Nasdaq Stock Market on the date of grant.

(6)
The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation and potential realizable values at 5% and 10% appreciation are calculated in accordance with Section 402 of Regulation S-K under the Securities Act of 1933, as amended, and do not represent Actuate’s prediction of its stock price performance.

The following table sets forth for each of the named executive officers the number of shares and value realized upon exercise of options during the fiscal year and the number and value of securities underlying unexercised options that are held by the named executive officers as of December 31, 2001.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Nicolas C. Nierenberg	150,000	$1,847,786	678,939	1,072,500	$1,055,147	$737,192
Peter I. Cittadini	0	—	681,618	2,377,059	$1,307,840	$1,149,760
Daniel A. Gaudreau	48,001	$221,779	174,235	687,387	$162,400	$456,000
Hamid R. Bahadori	137,100	$371,972	689,134	697,523	$1,386,970	$497,729
Ilene Vogt	96,727	$914,308	42,773	600,500	$27,840	$539,520

(1)	Based on the fair market value of Actuate’s Common Stock as of December 31, 2001 ($5.27 per share), less the exercise price payable for such shares.

Employment Agreements and Change of Control and Severance Arrangements

Pursuant to an agreement entered into between Actuate and Daniel A. Gaudreau, Actuate’s Senior Vice President, Finance and Administration and Chief Financial Officer, upon a merger or acquisition Mr. Gaudreau will automatically vest in 50% of his remaining unvested options to purchase shares of Actuate’s Common Stock.

Under the 1998 Equity Incentive Plan, upon a Change in Control, an award will become fully vested as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination of a participant within 12 months following a Change in Control, the vesting of an award will accelerate in full.

A Change in Control includes (i) a merger or consolidation after which Actuate’s then current stockholders own less than 50% of the surviving corporation, (ii) sale of all or substantially all of the assets of Actuate, (ii) a proxy contest that results in replacement of more than on-third of the directors over a 24-month period or (iv) acquisition of 50% or more of Actuate’s outstanding stock by a person other than a trustee of any of Actuate’s employee benefit plans or a corporation owned by the stockholders of Actuate in substantially the same proportions as their stock ownership in Actuate.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of Actuate’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by Actuate under those statutes, the Compensation Committee Report and Stock Performance Graph which follows shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Actuate under those statutes.

The Compensation Committee of Actuate’s Board of Directors (the “Compensation Committee”) determines the compensation for Actuate’s Chief Executive Officer (“CEO”) and certain other executive officers. The Compensation Committee also administers Actuate’s stock plans, grants stock options and seeks ratification by the Board of Directors of stock option grants to the CEO, officers and non-employee directors of Actuate.

General Compensation Policy.    The primary components of the executive compensation program consist of base salary, cash bonus awards and long-term stock-based incentive awards. The Compensation Committee’s fundamental policy is to offer Actuate’s executive officers competitive compensation opportunities related to Actuate meeting its corporate objectives.

Base Salary.    The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. Furthermore, the Compensation Committee establishes base salary to provide executive officers with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by Actuate’s performance.

Cash Bonuses.    Actuate’s cash bonus program seeks to motivate executives to work effectively to achieve Actuate’s corporate goals. The corporate goals set for the 2001 bonuses of Messrs Nierenberg, Cittadini, Gaudreau and Bahadori were based on the achievement of quarterly and annual bookings goals. Given the change in general economic conditions in 2001, quarterly goals were modified by the Compensation Committee throughout the year. For the 2001 fiscal year, Actuate met all the goals set for quarterly bookings but did not meet the goal set for annual bookings. Actual bonuses paid to Messrs Nierenberg, Cittadini, Gaudreau and Bahadori reflect Actuate’s level of achievement of such goals. Ms. Vogt’s cash bonus is based on a commission plan. Ms. Vogt is paid commissions based on the level of achievement of booking goals established for Actuate’s North American Operations. Actual bonuses paid to Ms. Vogt reflect the achievement of such goals.

Long-Term Incentive Compensation.    During fiscal 2001, the Board, in its discretion, made option grants to Messrs. Bahadori, Cittadini, Gaudreau and Nierenberg and Ms. Vogt under Actuate’s 1998 Equity Incentive Plan. Generally, a significant grant is made in the year that an executive officer commences employment. Thereafter, option grants are generally made on annual basis. Option grants may also be made at varying times and in varying amounts based on the recommendation of the Compensation Committee and in the discretion of the Board of Directors. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with Actuate, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion.

In January 2001, Messrs Nierenberg, Cittadini, Gaudreau and Bahadori and Ms. Vogt received an annual option grant for fiscal year 2001. In April 2001, Messrs Nierenberg, Cittadini, Gaudreau and Bahadori were granted options in lieu of cash bonuses earned in fiscal year 2000. In October 2001, Messrs Nierenberg, Cittadini, Gaudreau and Bahadori and Ms. Vogt received an annual grant for fiscal year 2002. In April 2001, Mr. Cittadini was granted an option for 1,000,000 shares of Actuate’s Common Stock. This grant was made in recognition of Mr. Cittadini’s promotion to CEO in August 2000.

Each grant allows the executive officer to acquire shares of Actuate’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options typically vest in installments over a four year period, contingent upon the executive officer’s continued employment with Actuate. The vesting schedule and the number of option shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in Actuate’s employ, and then only if the market price of Actuate’s Common Stock appreciates over the option term.

CEO Compensation.    The annual base salary for Mr. Cittadini, Actuate’s CEO for 2001 was established by the Compensation Committee on January 23, 2001. The Compensation Committee set the base salary based on its judgment that the base salary would appropriately motivate, reward and help retain Actuate’s CEO and that the base salary was competitive with base salaries of other CEOs in Actuate’s industry and marketplace.

The cash bonus portion of the CEO’s 2001 fiscal year compensation was based on the achievement of quarterly and annual booking goals. Given the change in general economic conditions in 2001, the quarterly goals were modified by the Compensation Committee throughout the year. Actual bonuses paid to the CEO reflect Actuate’s level of accomplishment of such goals.

Tax Limitation.    Under the Federal tax laws, a publicly-held company such as Actuate will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under Actuate’s 1998 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to Actuate’s executive officers to the $1 million cap.

Option Exchange Program.    Stock options are intended to provide incentives to Actuate’s employees. The Compensation Committee believes that such equity incentives are a significant factor in Actuate’s ability to attract, retain and motivate key employees who are critical to Actuate’s long-term success. In May 2001, the Compensation Committee believed that, at their original exercise prices, the disparity between the exercise price of certain options granted to non-officer employees and recent market prices for Actuate’s Common Stock did not provide meaningful incentives to the employee holding the options. The Compensation Committee approved an option exchange program, whereby non-officer employees with options with exercise prices in excess of $15 could surrender their options, on May 31, 2001, in exchange for the right to receive a new option, for the same number of shares, granted on December 3, 2001. The Compensation Committee viewed the option exchange program as a means of ensuring that certain non-officer optionees would continue to have meaningful equity incentives to work toward Actuate’s success. The option exchange program was deemed by the Compensation Committee to be in the best interests of Actuate and its stockholders.

CO	MPENSATION COMMITTEE

Ge	orge B. Beitzel
Ste	ven D. Whiteman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Beitzel and Whiteman. Neither of these individuals was at any time during 2001, or at any other time, an officer or employee of Actuate. No executive officer of Actuate serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Actuate’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Actuate’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by Actuate under those statutes, the Audit Committee Report shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Actuate under those statutes.

Our management has primary responsibility for preparing Actuate’s financial statements and financial reporting process. Our independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of Actuate’s audited financial statements to generally accepted accounting principles. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the following is the report of the Audit Committee with respect to Actuate’s audited financial statements for the fiscal year ended December 31, 2001.

The Audit Committee has reviewed and discussed Actuate’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Actuate’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of Actuate’s financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 which relates to the accountant’s independence from Actuate and its related entities, and has discussed with Ernst & Young LLP their independence from Actuate.

The Audit Committee operates under a written charter adopted by the Board of Directors, which was published in the proxy statement for Actuate’s Annual Meeting held May 30, 2001. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of National Association of Securities Dealers.

Based on the review and discussions referred to above, the Audit Committee recommends to Actuate’s Board of Directors that Actuate’s audited financial statements be included in Actuate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

AU	DIT COMMITTEE

Ge	orge B. Beitzel
Ke	nneth E. Marshall
Ar	thur C. Patterson
Ste	ven D. Whiteman

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Actuate’s Common Stock between July 17, 1998 (the date Actuate’s Common Stock commenced public trading) and December 31, 2001 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the JP Morgan H&Q Computer Software Index, over the same period. This graph assumes the investment of $100.00 on July 17, 1998 in Actuate’s Common Stock, the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Computer Software Index, and assumes the reinvestment of dividends, if any.

Comparison of Cumulative Total Return on Investment Since July 17, 1998

Actuate effected its initial public offering of Common Stock on July 17, 1998 at a price of $2.75 per share. The closing stock price on December 31, 2001, was $5.27. These share prices are adjusted to reflect the 1999 Stock Split and 2000 Stock Split.

The comparisons shown in the graph are based upon historical data. Actuate cautions that the stock price performance shown in the preceding graph is not indicative of, nor intended to forecast, the potential future performance of Actuate’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Beitzel, a director of Actuate, is a director for Deutsche Bank Corporation. During 2001, Actuate entered into several agreements with Deutsche Bank for the license of Actuate software and to provide related services. The aggregate amount of services and license fees paid by Deutsche Bank to Actuate during 2001 was approximately $1,469,351.

Mr. Beitzel, a director of Actuate, is a director of Computer Task Group. During 2001, Actuate entered into several agreements with Computer Task Group whereby Computer Task Group agreed to provide software consulting services on Actuate’s behalf. The aggregate amount of services fees paid by Actuate to Computer Task Group during 2001 was $85,702.

In December, 2000, Actuate purchased 749,337 shares of Class B Preferred Shares of Databeacon Inc. (formerly.Internetivity Inc.), for $500,000.00. Mr. Nierenberg, Actuate’s Chairman of the Board and Chief Architect was elected to the Board of Directors of Databeacon in connection with the purchase of the shares. During 2001, pursuant to a software license agreement whereby Actuate has the right to use, market and sublicense Databeacon software, Actuate paid Databeacon $359,280 in license and services fees.

During 2001, Actuate paid SkyFarm LLC $122,597 for transportation services. Mr. Nierenberg, Actuate’s Chairman of the Board and Chief Architect, is the Managing Member of SkyFarm LLC.

Actuate’s Bylaws provide that Actuate shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Actuate’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Actuate has entered into indemnification agreements with its directors containing provisions that may require Actuate, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Actuate also maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, for any claim made against the directors and officers of Actuate for a wrongful act that they may become legally obligated to pay for or for which Actuate is required to indemnify the officers or directors.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The Securities and Exchange Commission has adopted regulations that govern the inclusion of stockholder proposals in Actuate’s annual proxy materials. Stockholder proposals for inclusion in Actuate’s proxy materials for the 2003 Annual Meeting of Stockholders must be received by December 20, 2002. If Actuate is not notified of a stockholder proposal by February 18, 2002, then the management proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy materials. Stockholder proposals should be addressed to William Garvey, General Counsel and Secretary, Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Actuate will mail without charge, upon written request, a copy of Actuate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Requests should be sent to Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080, Attn: Investor Relations.

By Order of the Board of Directors,

Nicolas C. Nierenberg Chairman of the Board and Chief Architect

South San Francisco, California
April 19, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

1791-PS-02

DETACH HERE	ZACU42

PROXY

ACTUATE CORPORATION
701 Gateway Boulevard
South San Francisco, CA 94080

This Proxy is Solicited on Behalf of the Board of Directors of Actuate Corporation
for the Annual Meeting of Stockholders to be held May 29, 2002

The undersigned holder of Common Stock, par value $0.001, of Actuate Corporation (the “Company”) hereby appoints Peter I. Cittadini and Daniel A. Gaudreau, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday May 29, 2002 at 9:00 a.m., local time, at the Company’s principal executive offices located at 701 Gateway Boulevard, South San Francisco, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

ACTUATE CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE	ZACU42

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

1.  To elect the following directors to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees:  (01) George B. Beitzel, (02) Peter I. Cittadini,
                      (03) Kenneth E. Marshall, (04) Nicolas C. Nierenberg,
                      (05) Arthur C. Patterson, and (06) Steven D. Whiteman.

                ☐                                ☐
                          FOR                                           WITHHELD
                          ALL                                            FROM ALL
                    NOMINEES                                    NOMINEES

☐
For all nominees except as noted above

                                FOR             AGAINST            ABSTAIN
                                  ☐                  ☐                      ☐
2.  To ratify the appointment of Ernst & Young LLP, Independent Auditors as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature:	Date:	Signature:	Date: